United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

April 4, 2012

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.07 below.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 4, 2012, the Company reconvened the Special Meeting of Shareholders which was adjourned on March 14, 2012, due to the lack of a quorum being present.  Two proposals were submitted to and approved by the Company’s shareholders.  The holders of 24,537,546 shares of common stock, representing 55.16% of the outstanding shares entitled to vote as of the record date and which constituted a quorum, were represented at the Special Meeting in person or by proxy.  A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote.  Under Idaho law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a Special Meeting. The proposals are described in detail in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on February 28, 2012.  The voting final results were as follows:

Proposal No. 1.

To increase our authorized no par value common stock from 60,000,000 shares to 90,000,000 shares	For	Against	Abstain	Broker Non-Vote
	22,534,494	1,958,668	44,384

Proposal No. 2.

To increase the shares of common stock available for grants, incentive or other purposes under our 2009 Equity Incentive Plan from 4,000,000 shares to 8,000,000 shares	For	Against	Abstain	Broker Non-Vote
	22,426,005	2,055,415	56,126

Idaho law requires a majority vote of an existing quorum to approve the matters presented at the Special Meeting. Accordingly, both proposals were approved.  A copy of the Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Company is attached hereto and incorporated herein by reference.  See Item 9.01.

Item 9.01 Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

                      3.1                             Articles of Amendment to Second Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Date:	April 10, 2012	By:	/s/Leann R Gilberg
Leann R Gilberg
CFO

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